THE MIDLAND COMPANY AND SUBSIDIARIES
                Exhibit (21) - Subsidiaries of the Registrant
                              December 31, 1998


   The subsidiaries of the Registrant as of December 31, 1998, all of which are included in the consolidated financial statements, are as follows:

                                                                    Percentage
                                                     State of        of Voting
                                                   Incorporation    Stock Owned
                                                   -------------    -----------
M/G Transport Services, Inc.                            Ohio             100
Midland - Guardian Co.                                  Ohio             100
MGT Services, Inc.                                      Ohio             100
M/G Sportswear, Inc.                                    Ohio             100

SUBSIDIARIES OF MIDLAND - GUARDIAN CO.:
American Modern Insurance Group, Inc.                   Ohio             100
Marbury Agency, Inc.                                    Ohio             100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.:
American Modern Home Insurance Company                  Ohio             100
American Family Home Insurance Company                 Florida           100
The Atlas Insurance Agency, Inc.                        Ohio             100
American Modern Life Insurance Company                  Ohio             100
Midwest Enterprises, Inc.                              Florida           100
Lloyds Modern Corporation                               Texas            100
American Modern Home Service Company                    Ohio             100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.:
American Modern Lloyds Insurance Company                Texas            100
American Southern Home Insurance Company               Florida           100
American Western Home Insurance Company               Oklahoma           100
G.U.I.C. Insurance Company                          Pennsylvania         100

SUBSIDIARY OF AMERICAN WESTERN HOME INSURANCE CO.:
Modern Life Insurance Company of Arizona, Inc.         Arizona           100

SUBSIDIARY OF MIDWEST ENTERPRISES, INC.:
Sunbelt General Agency, Inc.                           Alabama           100


   The names of two wholly - owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.